Exhibit 3.84(a)
ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)
ARTICLE I NAME
The name of the corporation shall be:
USP Sarasota, Inc.
ARTICLE II PRINCIPAL OFFICE
The principal place of business/mailing address is:
Surgery Center of Sarasota
1435 S. Tamiami Trail
Sarasota, FL 34239
ARTICLE III PURPOSE
The purpose for which the corporation is organized is:
to engage in any lawful business for which a corporation may be incorporated in the State of Florida.
ARTICLE IV SHARES
The number of shares of stock is:

1,000 shares Common Stock
ARTICLE V INITIAL OFFICERS/DIRECTORS (optional)
The name(s), address(es) and title(s):
Donald E. Steen
17103 Preston Road, Suite 200N
Dallas, TX 75248
Director
ARTICLE VI REGISTERED AGENT
The name and Florida street address of the registered agent is:
CT Corporation System
1200 South Pine Island Road
Plantation, FL 33324
ARTICLE VII INCORPORATOR
The name and address of the Incorporator is:
Alex Bennett
17103 Preston Road, Suite 200N
Dallas, TX 75248
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Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

/s/ Illegible	9-26-01

Signature/Registered Agent	Date

/s/ Alex Bennett	September 25, 2001

Signature/Incorporator	Date